Exhibit 21.1
ENERSYS
Subsidiaries

EnerSys Argentina S.A.	Argentina
EnerSys Australia Pty Ltd.	Australia
ICS Industries Pty Ltd.	Australia
ICS Sheet Metal Pty Ltd.	Australia
EnerSys GmbH	Austria
EnerSys Belgium BV	Belgium
EnerSys Brasil Ltda.	Brazil
EnerSys Participacoes Ltda.	Brazil
Industrial Battery Holding Ltda.	Brazil
Alpha Innovations Industria e Comercio de Produtos Eletronicos Ltda.	Brazil
EnerSys Bulgaria EOOD	Bulgaria
EnerSys Canada Inc.	Canada
EnerSys Evolution Limited	Canada
Alpha Technologies Ltd.	Canada
EnerSys Cayman Euro L.P.	Cayman Islands
EnerSys Cayman Holdings L.P.	Cayman Islands
EnerSys Cayman Inc.	Cayman Islands
YCI, Inc.	Cayman Islands
EnerSystem Chile Ltda.	Chile
EnerSys (China) Huada Batteries Company Limited	China
EnerSys (Chongqing) Huada Batteries Company Limited	China
EnerSys (Yangzhou) Huada Batteries Co. Ltd.	China
EnerSys s.r.o.	Czech Republic
EnerSys Europe Oy	Finland
Bren-Tronics International Solutions SARL	France
EnerSys SARL	France
Hawker GmbH	Germany
EnerSys AE	Greece
EnerSys Asia Limited	Hong Kong
EnerSys Hungária Kft.	Hungary
EnerSys Battery Private Limited	India
EnerSys India Batteries Private Ltd.	India
Alpha Tech Energy Solutions India Private Limited	India
EnerSys S.r.l.	Italy
EnerSys Holdings (Luxembourg) Sarl	Luxembourg
EnerSys (Luxembourg) Finance Sarl	Luxembourg
EnerSys Malaysia Sdn Bhd	Malaysia
UTS Holdings Sdn Bhd	Malaysia
EnerSys de Mexico, S de R.L. de CV	Mexico
EnerSys de Mexico II, S de R.L. de CV	Mexico
EnerSys de Mexico Tijuana, S. De R.L.de C.V	Mexico
Yecoltd, S. de R.L. de CV	Mexico

Batterias Hawker de Mexico S. de R.L. de C.V.	Mexico
Alpha Mexico Network Power S.A. de C.V.	Mexico
Alpha Innovations Mexico S. de R.L. de C.V.	Mexico
ENAS Industrial Batteries Morocco Sarl	Morocco
EnerSys AS	Norway
EnerSys sp. z o.o.	Poland
EnerSys JSC	Russia
Battery Power International Pte Ltd.	Singapore
EnerSys Reserve Power Pte. Ltd.	Singapore
EnerSys South East Asia Pte. Ltd.	Singapore
NaviSemi Energy Pte Ltd.	Singapore
EnerSys s.r.o.	Slovak Republic
Acumuladores Industriales EnerSys SA	Spain
EnerSys AB	Sweden
N Holding AB	Sweden
EH Batterien AG	Switzerland
EH Europe GmbH	Switzerland
EH Global Holdings GmbH	Switzerland
EH Swiss Holdings GmbH	Switzerland
EnerSys BV	The Netherlands
Enersys Akü Sanaya Dis Ticaret Limited Sirketi	Turkey
EnerSys LLC	Ukraine
EnerSys MEA General Trading LLC	United Arab Emirates
ABSL Power Solutions Ltd.	United Kingdom
EnerSys Holdings UK Ltd.	United Kingdom
EnerSys Ltd.	United Kingdom
Industrial Battery and Charger Services Limited	United Kingdom
ABSL Power Solutions Inc.	Delaware
Bren-Tronics Defense LLC	Delaware
EnerSys Advanced Systems Inc.	Delaware
EnerSys Capital Inc.	Delaware
EnerSys Delaware Inc.	Delaware
EnerSys Delaware LLC I	Delaware
EnerSys Delaware LLC II	Delaware
EnerSys Delaware LLC III	Delaware
EnerSys Delaware LLC IV	Delaware
EnerSys Delaware LLC V	Delaware
EnerSys Energy Products Inc.	Delaware
EnerSys European Holding Co.	Delaware
EnerSys Evolution LLC	Delaware
EnerSys Finance LLC	Delaware
EnerSys Gigafactory LLC	Delaware
EnerSys IP Holding LLC	Delaware
EnerSys Mexico Holdings LLC	Delaware
Esfinco, LLC	Delaware
Hawker Powersource, Inc.	Delaware
Hawker Power Systems, Inc.	Delaware
Rebel Systems LLC	Delaware

Alpha Technologies Services, Inc.	Nevada
New Pacifico Realty, Inc.	Nevada